UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2010

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On August 2, 2010, Chesapeake Energy Corporation (the “Company”) issued a press release providing an operational update for the 2010 second quarter.  A copy of the press release is attached herewith as Exhibit 99.1 to this Current Report.

On August 3, 2010, the Company issued a press release reporting our financial and operational results for the 2010 second quarter and an updated outlook for 2010 and 2011.  The press release also provided information for accessing a related conference call.  A copy of the press release is attached herewith as Exhibit 99.2 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On August 3, 2010, the Company issued a press release announcing cash tender offers and consent solicitations for any and all of its outstanding 7.00% Senior Notes due 2014, 6.625% Senior Notes due 2016 and 6.25% Senior Notes due 2018. A copy of the press release is attached herewith as Exhibit 99.3 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           August 3, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated August 2, 2010 Operational Update

99.2	Chesapeake Energy Corporation press release dated August 3, 2010 Financial and Operational Results

99.3	Chesapeake Energy Corporation press release dated August 3, 2010 Tender Offer and Consent Solicitations